                               SEQUA CORPORATION
                              MANAGEMENT INCENTIVE
                                 BONUS PROGRAM
                          CORPORATE EXECUTIVE OFFICERS
                                      AND
                                CORPORATE STAFF

                                     INDEX

   I.  General Outline
  II.  Bonus Program
 III.  Policies & Procedures
  IV.  Exhibits

                               SEQUA CORPORATION
                       MANAGEMENT INCENTIVE BONUS PROGRAM
                                GENERAL OUTLINE

     The purpose of implementing Sequa Corporation's Management Incentive Bonus Program (MIBP) is to improve the Company's performance through the efforts of key executives and management personnel who are in position to significantly contribute to operating results.

     Specific financial and performance goals will be established in the beginning of the plan year for all MIBP participants, with the exception of Corporate Executive Officers, who will be measured exclusively on attainment of the financial goal.

     The MIBP will provide substantial rewards for non-executive officer participants who accomplish or exceed targeted goals at the end of the plan year. The bonus paid to each such participant will be based on a combination of
(a) the overall financial performance of the company and (b) performance consideration by executive management. The Corporate Executive Officers' bonuses will be certified by the Compensation Committee of The Board of Directors after completion of the fiscal year provided that the required financial goals (as set forth in the exhibits to this plan) have been met.

I. MIBP PARTICIPANTS AND POTENTIAL PAYOUT LEVELS (PERCENTAGE OF SALARY)

                                                                                                  MAXIMUM BONUS
                                                                 MINIMUM BONUS    BONUS LEVEL         LEVEL
                                                                     LEVEL           ('PAR'       (OUTSTANDING
                                                                   (MINIMUM       PERFORMANCE)    PERFORMANCE)
                                                                 PERFORMANCE)       (100% OF        (115% OF
                         PARTICIPANTS                            (85% OF PLAN)       PLAN)           PLAN)*
- --------------------------------------------------------------   -------------    ------------    -------------
Chief Executive Officer.......................................         32.5%               65%          97.5%
President.....................................................           30%               60%          90.0%
Senior Executive VP and General Counsel.......................         27.5%               55%          82.5%
Executive VP, Finance and Administration......................         27.5%               55%          82.5%
Corporate Officers............................................           25%               50%            75%
Directors (A-Pool)............................................           15%               30%            45%
Managers and Professionals (B-Pool)...........................     Up to 15%         Up to 15%      Up to 15%

- ------------

*  For 1994 only, outstanding performance will require 150% of Plan.

II. PARTICIPANT BONUS FORMULA

     Participant's total bonus will be based on the following breakdown:

          Corporate Executive Officers
               A. 100% -- achievement of Company financial goal.

          Corporate Officers
               A. 75% -- achievement of Company financial goal.
               B. 25% -- achievement of individual performance goals.

Directors (A-Pool)
     A. 50% -- achievement of Company financial goal.
     B. 50% -- achievement of individual performance goals.

Managers and Professionals (B-Pool)
     A. 25% -- achievement of Company financial goal.
     B. 75% -- achievement of individual performance goals.

                                   CORPORATE
                       MANAGEMENT INCENTIVE BONUS PROGRAM

I. PARTICIPANTS

     A. Corporate Executive Officers

          1. For purposes of this plan, Corporate Executive Officers shall consist of the Chief Executive Officer, the President, the Senior Executive Vice President and General Counsel, and the Executive Vice President, Finance and Administration and such other senior officers of the Corporation as the Board of Directors shall designate from time to time.

     B. Corporate Officers

          These include all corporate officers who are not Corporate Executive Officers.

     C. Corporate Vice Presidents will establish a list of A-Pool (Director) and B-Pool (Manager and Professional) participants in accordance with the following guidelines:

          1. A-Pool participation shall consist of:

             First level managers who are not otherwise Corporate Officers reporting directly to a Corporate Vice President.

             Certain first-level managers may be excluded if the reporting relationship is due to special reasons.

             Certain   second-level   managers   may   be   included   if    the
        responsibilities of their position warrant participation at the A-Pool level.

          2. B-Pool participation shall consist of:

             Select Manager and Professional level employees who are in a position to influence earnings through sustained performance.

          3. Prior to January 1st of each year, the recommended lists of participants are to be submitted by the Corporate Vice Presidents to the Chief Executive Officer, President and the Vice President, Human Resources for their approval.

     D. Any organizational changes during the year which impact on participation will be reviewed and approved by the Chief Executive Officer, President and the Vice President, Human Resources.

II. CORPORATE GOALS

     A. Financial goal:

          1. The financial goal for this Management Incentive Bonus Plan will be budgeted Earnings Per Share from Continuing Operations of the Company.

          2. The achievement of the financial goal will be applied to all participants according to the participants' bonus formula set forth in the General Outline at II.

     B. Individual Performance Goals:

          1. Performance goals for Corporate Vice Presidents will be agreed upon with the appropriate Corporate Executive Officer.

          2. Performance goals for Corporate Officers who are not Corporate Vice Presidents and for A and B-Pool participants will be agreed upon with the appropriate Corporate Vice President.

     All goals will be reviewed by the Vice President Human Resources and approved by the Chief Executive Officer or the President.

                            POLICIES AND PROCEDURES
                       MANAGEMENT INCENTIVE BONUS PROGRAM

I. TIME OF PARTICIPATION

     A. In order to participate in the MIBP, each participant must be in an eligible position at the end of the plan year.

     B. Any employee promoted or hired to a position included in the MIBP during the plan year will be eligible to participate in the bonus program on a pro-rated basis.

     C. The plan year is the Company fiscal year.

II. BONUS PLAN REVIEWS

     A. Once each quarter, the Chief Executive Officer or President, in coordination with the Vice President Human Resources, will meet with each Corporate Vice President to review performance goals for that Vice President and his/her participant reports. Prior to these meetings the Corporate Vice President will meet with his/her reports to review their performance goals.

III. DETERMINATION OF FINANCIAL AND PERFORMANCE RATINGS

     A. Following the close of the plan year, the Executive Vice President, Finance and Administration, will report to the Chief Executive Officer and the President earnings per share from continuing operations. These calculations shall be based upon the unaudited financial statements of the Company (which shall contain all adjustments necessary to fairly present the Company's results for the year then ended). Based on this result, the Executive Vice President, Finance and Administration will calculate the financial rating for the Plan using the format contained in Exhibit 1.A. This rating will be used to calculate bonus awards for Corporate Executive Officers.

     B. Performance ratings will be determined by appropriate Corporate Executive Officers for their direct reports. Corporate Vice Presidents in coordination with the appropriate Corporate Executive Officers will determine performance ratings for their reports.

     C. The Corporate Vice Presidents shall be advised of the financial rating which shall be added to the performance rating calculated in III.B. The sum of these ratings shall be the basis for calculating participant bonus payments.

IV. AWARD CALCULATION

     A. Awards shall be calculated by the Corporate Executive Officers for their direct reports and by Corporate Vice Presidents for their reports using the format contained in Exhibit 1.

     B. The Compensation Committee of The Board of Directors shall determine and approve the awards for the Corporate Executive Officers. It shall review and recommend to the Board of Directors proposed awards for all other Corporate Officers.

     C. The Board of Directors will approve payments to all other Corporate Officers pursuant to the Plan.

V. COMPANY PROFIT AND PLAN PAYOUT

     Notwithstanding anything contained in this plan to the contrary, if there is no company profit for the plan year, there will be no awards.

VI. FREQUENCY OF AWARDS

     Bonus awards will be generated during the month of February for performance in the previous plan year.

VII. CONTINGENCIES BEYOND PARTICIPANT'S CONTROL

     In those instances where significant events affect the accomplishment of individual performance goals for a participant, the Chief Executive Officer may use his judgment regarding the amount of bonus to be awarded for this element of the plan. Examples of such events could include: Labor disputes, acquisitions, natural catastrophes. This shall not apply to awards to Corporate Executive Officers.

VIII. FORFEITURE OF AWARD

     A participant will not be eligible for consideration for an award if:

          A. The participant is discharged for cause at any time prior to the end of the plan year.

          B. The participant voluntarily resigns prior to the end of the plan year.

     Any exception to this policy must be approved by the Chief Executive Officer or President and Vice President, Human Resources.

IX. RETIREMENT, DISABILITY, NOT FOR CAUSE TERMINATION, OR DEATH DURING THE PLAN YEAR

     Any participant who retires, becomes permanently disabled, is terminated other than for cause, or dies during the plan year shall be reviewed individually to determine whether a bonus award is appropriate.

X. BUDGETING

     The budget for Earnings Per Share from continuing operations shall include the cost for 'Par' performance on both the financial and performance elements for all participants in the Plan.

XI. AMENDMENTS

     This plan may not be substantively amended except (i) with respect to Corporate Executive Officers, by a vote of the shareholders of the Company, or
(ii) with respect to all other participants, by the Board of Directors of the Company.

XII. DISCLAIMER

     This plan shall neither create any right to a bonus payment or future participation therein for any employee, nor limit the right of Sequa Corporation to modify, amend or rescind this plan for any subsequent plan year. Nor shall it be construed as creating any right to employment.

                                                                       EXHIBIT 1

                         DETERMINATION OF BONUS POINTS

A. FINANCIAL BONUS POINTS

     For the Corporate staff to earn bonus points for financial objectives, the Company must achieve a minimum of 85% of its approved budget for Earnings Per Share (E.P.S.) from continuing operations. For each percentage point actual E.P.S. results exceed 85% of budget, up to 115% (150% for 1994) of original budget, participants earn additional bonus points. The following table details bonus points earned upon achievement of the 85% of E.P.S. as well as points earned for each 1% over the 85% level up to par, and for each 1% over par up to 115% (150% for 1994) of par for each level of participant.

                                                              FINANCIAL POINTS EARNED
                                              --------------------------------------------------------
                                                             FOR EACH 1%    FOR EACH 1%
                                                                OVER         OVER PAR      FOR EACH 1%
                                                             MINIMUM UP      1995 AND       OVER PAR
                                              FOR MINIMUM      TO PAR         BEYOND          1994
                                              -----------    -----------    -----------    -----------
Chief Executive Officer....................      32.5           2.167          2.167           .65
President..................................      30.0           2.0            2.0             .60
Sr. Exec. Vice Pres. & General Counsel.....      27.5           1.833          1.833           .55
Executive Vice President Finance...........      27.5           1.833          1.833           .55
Corporate Officers.........................      18.75          1.25           2.5             .75
A-Pool.....................................      12.5           0.833          1.67            .50
B-Pool.....................................      06.25          0.416          0.833           .25

     B. Examples of financial point calculations at $1.90, $2.00 and $2.20 E.P.S. vs a budget of $2.00 follows:

                                                                           ACTUAL
                                                              ---------------------------------
                                                                                 1995
                                                                                 AND
                                                                                BEYOND    1994
                                                                                ------    -----
                                                              1.90     2.00      2.20     2.20
                                                              -----    -----    ------    -----
Chief Executive Officer
Minimum points.............................................    32.5     32.5     32.5      32.5
     % over minimum
          1.90/2.00 = 95% - 85%
                 10% X 2.167...............................    21.7
          2.00/2.00 = 100% - 85%
                 15% X 2.167...............................             32.5
          2.20/2.00 = 110% - 85%
                 25% X 2.167...............................                      54.2
     1994 calculation:
          15% X 2.167......................................                                32.5
          10% X .65........................................                                 6.5
                                                              -----    -----    ------    -----
Total financial points earned..............................    54.2     65.0     86.7      71.5

     Since Corporate Executive officers are paid exclusively on financial performance, the above results would be the bonus payout percentages.

                                                                           ACTUAL
                                                              ---------------------------------
                                                                                 1995
                                                                                 AND
                                                                                BEYOND    1994
                                                                                ------    -----
                                                              1.90     2.00      2.20     2.20
                                                              -----    -----    ------    -----
Corporate Officers*
Minimum points.............................................   18.75    18.75    18.75     18.75
     % over minimum/par
          $1.90 = 10 X 1.25................................   12.50
          $2.00 = 15 X 1.25................................            18.75
          $2.20 = 15 X 1.25................................                     18.75
                   10 X 2.5................................                     25.00
     1994 calculation:
          15 X 1.25........................................                               18.75
          10 X .75.........................................                                 7.5
                                                              -----    -----    ------    -----
                                                              31.25    37.50    62.50     45.00

                                                                           ACTUAL
                                                              ---------------------------------
                                                                                 1995
                                                                                 AND
                                                                                BEYOND    1994
                                                                                ------    -----
                                                              1.90     2.00      2.20     2.20
                                                              -----    -----    ------    -----
A-Pool
Minimum points.............................................    12.5     12.5     12.5      12.5
     % over minimum
          1.90/2.00 = 95% - 85%
                 10% X .833................................     8.3
          2.00/2.00 = 100% - 85%
                 15% X .833................................             12.5
          2.20/2.00 = 110% - 85%
                 15% X .833................................                      12.5
                 10% X 1.67................................                      16.7
     1994 calculation:
          15% X .833.......................................                                12.5
          10% X .50........................................                                 5.0
                                                              -----    -----    ------    -----
Total financial points earned..............................    20.8     25.0     41.7      30.0

- ------------

*  Based on point allocations as set forth on Exhibit 2

C. PERFORMANCE BONUS POINTS

     Since Corporate Officers' bonus payments are based 75% on financial results and 25% on performance, the points calculated above would be combined with the performance points awarded in determining the bonus award. For example -- if the Vice President was earning $200,000 and received 12.5 points for performance, the bonus would be calculated as follows for each of the earnings levels.

                 @ $1.90  31.25 pts. + 12.5 pts. = 43.75 pts.
                          43.75 pts. X 1% = 43.75%
                          43.75% X $200,000 = $87,500
                 @ $2.00  37.5 pts. + 12.5 pts. = 50 pts.
                          50 pts. X 1% = 50%
                          50% X $200,000 = $100,000
 1995 and Beyond @ $2.20  62.5 pts. + 12.5 pts. = 75 pts.
                          (50 pts. X 1%) + (25 pts. X .5%) = 62.5%
                          62.5% X $200,000 = $125,000
            1994 @ $2.20  45.0 pts. + 12.5 pts. = 57.5 pts.
                          (50 pts. X 1%) + (7.5 pts. X .5%) = 53.75%
                          53.75% X $200,000 = $107,500

     Since A-Pool bonus payments are based 50% on financial results and 50% on performance, the points calculated above would be combined with the performance points awarded in determining the bonus award. For example -- if the participant was earning $100,000 and received 25 points for performance, the bonus would be calculated as follows for each of the earnings levels.

                 @ $1.90  20.8 pts. + 25 pts. = 45.8 pts.
                          45.8 pts. X .6% = 27.5%
                          27.5% X $100,000 = $27,500
                 @ $2.00  25 pts. + 25 pts. = 50 pts.
                          50 pts. X .6% = 30%
                          30% X $100,000 = $30,000
 1995 and Beyond @ $2.20  41.7 pts. + 25 pts. = 66.7 pts.
                          (50 pts. X .6%) + (16.7 pts. X .3%) = 35%
                          35% X $100,000 = $35,000
            1994 @ $2.20  30.0 pts. + 25 pts. = 55.0 pts.
                          (50 pts. X .6%) + (5.0 pts. X .3%) = 31.5%
                          31.5% X $100,000 = $31,500